3rd Quarter 2026 Investor Presentation

Forward-Looking Statements This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead are based on certain assumptions including statements with respect to HomeTrust Bancshares, Inc.’s (the “Company’s”) beliefs, plans, objectives, goals, expectations, assumptions and statements about future economic performance and projections of financial items. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. The factors that could result in material differentiation include, but are not limited to: • changes in general economic conditions, both nationally and in our market areas; • expected revenues, cost savings, synergies and other benefits from merger and acquisition activities, including the proposed acquisition of Blue Ridge might not be realized to the extent anticipated, within the anticipated time frames, or at all, costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected, and goodwill impairment charges might be incurred; • specific to our proposed acquisition of Blue Ridge Bankshares, Inc. (“Blue Ridge”): • the timing and completion of the merger is dependent on the satisfaction of customary closing conditions, and various other factors that cannot be predicted with precision at this point; • the occurrence of any event, change or other circumstances that could give rise to the right of HomeTrust, Blue Ridge or both to terminate the merger agreement; • completion of the merger is subject to bank regulatory approvals and such approvals may not be obtained in a timely manner or at all or may be subject to conditions which may cause additional significant expense or delay the consummation of the merger; • potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; • the diversion of attention and time by the respective management teams of HomeTrust and Blue Ridge from ongoing business operations and opportunities on merger-related matters; • the outcome of any legal proceedings related to the merger which may be instituted against HomeTrust or Blue Ridge; • unanticipated challenges or delays in the integration of Blue Ridge’s business into HomeTrust’s business and/or the conversion of Blue Ridge’s operating systems and customer data onto HomeTrust’s may significantly increase the expense associated with the merger; and • other factors that may affect future results of Blue Ridge and HomeTrust. • the impact of geopolitical instability and trade policies on our operations including the imposition of tariffs and retaliatory tariffs; • effects of natural disasters, other severe weather events, epidemics and other public health issues, and other external events; • changes in interest rate levels and the duration of such changes, which could materially affect our net interest margin, funding costs, asset values, and access to capital and liquidity; • the impact of inflation or a potential recession, including monetary and fiscal policy responses thereto, and the impact on consumer and business behavior; • changes in laws or regulations, changes in regulatory policies and principles or the application or interpretation of laws and regulations by regulatory agencies and tax authorities, including changes in deferred tax asset and liability activity, and the interpretation of regulatory capital or other rules; • increased competitive pressures among financial services companies; and • other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on the Company's website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this presentation or in the documents the Company files with or furnishes to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions, the factors described above or other factors that management cannot foresee. The Company does not undertake, and specifically disclaims any obligation, to revise any forward- looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Important Information and Where You Can Find It No Offer or Solicitation This presentation is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended. Important Information and Where You Can Find It In connection with the proposed merger transaction, the Company has filed with the SEC a registration statement on Form S-4 (the “registration statement") that includes a preliminary joint proxy statement of the Company and Blue Ridge and a preliminary prospectus of the Company (the “joint proxy statement/prospectus"), as well as other relevant documents concerning the proposed transaction. After the registration statement is declared effective, the Company and Blue Ridge will mail the definitive joint proxy statement/prospectus to their stockholders and shareholders, respectively. This communication is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that the Company or Blue Ridge may file with the SEC and send to their respective stockholders or shareholders in connection with the proposed merger transaction. Stockholders of the Company and shareholders of Blue Ridge are urged to read carefully the registration statement and the joint proxy statement/prospectus regarding the proposed merger transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Free copies of the joint proxy statement/prospectus included in the registration statement, as well as other filings containing information about the Company, Blue Ridge, and the proposed transaction, may be obtained at the SEC's website (www.sec.gov). You will also be able to obtain these documents, free of charge, in the "Investor Relations" section of the Company's website, www.htb.com, under "SEC Filings" in the "Financials & Filings" heading, and in the "Investor Relations" section of Blue Ridge’s website, www.mybrb.bank, under “SEC Filings” in the "Financials" heading or by requesting them in writing or by telephone from the Company at: HomeTrust Bancshares, Inc., 10 Woodfin Street, Asheville, North Carolina 28801, Attn: Tony J. VunCannon; Telephone (828) 350-3049 or by requesting them in writing or by telephone from Blue Ridge at: Blue Ridge Bankshares, Inc., 1801 Bayberry Court, Suite 101, Richmond, Virginia 23226, Attn: Judy C. Gavant; Telephone (804) 518-2606. Participants in Solicitation The Company and Blue Ridge and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and from the shareholders of Blue Ridge in respect of the proposed merger transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2026. Information regarding Blue Ridge’s directors and executive officers is contained in Blue Ridge’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2026. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger transaction when it becomes available. Free copies of this document may be obtained as described above.

Founded: 1926 Locations: 32 Employees: 586 Headquarters: Asheville, NC NYSE: HTB Overview $4.4B Assets1 $3.6B Loans1 $3.6B Deposits1 139% Price to TBV2 1,851,944 Total Shares Repurchased LTM1,3 $745MM Market Cap2 109,065 TTM Average Daily Volume2 15,816,210 Outstanding Shares1 1. Financial data as of September 30, 2026 2. Market data as of October 16, 2026 3. See “Capital Strategy” slide for further information on shares repurchased. 3

One of the Top Performing Banks two years in a row - 2025 and 2026 One of the Top 100 Best Banks three years in a row - 2024 - 2026 One of the Top 100 Best U.S. Banks less than $5 billion two years in a row – 2024, 2025 and 2026 4 Our Goal Become a High-Performing, Regional Community Bank One of only ten returning banks recognized for consistent earnings growth over the past 10 years, two years in a row – 2025 and 2026 2026

Become a regionally & nationally recognized Best Place to Work The Strategy to Reach Our Goal 5

$28.57 $29.24 $30.00 $30.92 $31.83 $32.56 $33.02 $33.67 $33.70 $28.57 $29.24 $30.01 $30.95 $31.83 $32.70 $33.34 $33.79 $34.52 $28.00 $29.00 $30.00 $31.00 $32.00 $33.00 $34.00 $35.00 9/30/2024 12/31/2024 3/31/2025 6/30/2025 9/30/2025 12/31/2025 3/31/2026 6/30/2026 9/30/2026 TBV per Share TBV per Share, Adjusted* *Adjusted to remove the effect of stock buybacks. See Appendix B – Non-GAAP Reconciliation. Double-Digit Growth in Tangible Book Value Per Share TBV per Share +8.6% CAGR over last 24 months 6 TBV per Share, Adjusted* +9.9% CAGR over last 24 months

1.01% 1.30% 1.26% 1.43% 1.56% 0.60% 0.70% 0.80% 0.90% 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% 1.60% 1.70% 2022 2023 2024 2025 Q3 2026* Adjusted ROA +13.2% CAGR over last 3.75 years Double-Digit Growth in Adjusted Return on Assets * Period reflects calendar year to date data. See Appendix B – Non-GAAP Reconciliation. 7

Focused Deposit Growth Capital Management Organizational Maturity Strategic Framework High Performance Best Place to Work Added Shareholder Value Engaged Employees Collaborative Culture Great Markets for Business Strong Balance Sheet Foundation Priorities Goals 8

Key Investment Highlights Footprint in attractive metro markets experiencing growth rates above the national average (See Pages 12-14) Compelling commercial bank products and proven team (See Pages 9, 11, 14-20) • Diversified lines of business and loan portfolio • Strong experienced team of revenue producers with local market knowledge • Attractive core deposit mix and cost • Refreshed leadership team with extensive banking and merger/acquisition experience Our stock represents a value when compared to our peers (See Page 25) Strong profitability and capital position (See Pages 8, 21-24, 26-27) • Top quartile financial performance and superior interest margin • Proven ability to generate noninterest income • Continued expense rationalization • Resilient tangible book value growth with minimal AOCI effect • Robust capital position to support continued growth Strong asset quality and credit discipline to support further growth (See Page 22) 9

*The years identified above reflect the years these individuals joined the Company. 10 C. Hunter Westbrook President & CEO (2012) Charles F. Sivley Jr. Chief Technology Officer (2024) John Sprink Commercial Banking Group Exec. (2014) Kevin M. Nunley Chief Credit Officer (2020) Kristin Y. Powell Consumer & Business Banking Group Executive (2015) Lora Jex Chief Risk Officer (2023) Megan Pelletier Chief Operations & People Officer (2022) Tony J. VunCannon CFO, Corporate Secretary & Treasurer (1992) Experienced Leadership Team

Strong Southeast Footprint Source: S&P Global Market Intelligence for MSA Demographics Raleigh 8.3% Population Growth 13.3% HH Income Growth Charlotte 7.2% Population Growth 13.2% HH Income Growth Atlanta 4.2% Population Growth 11.4% HH Income Growth Greenville 6.7% Population Growth 14.3% HH Income Growth (2026 to 2031 Projected Changes) Charleston 7.5% Population Growth 13.3% HH Income Growth 11 2. 3. 7. 9. 23. North Carolina Virginia Georgia Tennessee South Carolina2026 Attractive metro markets experiencing growth rates well above the national average (2.6%)

Source: Retirement Living 2025 12 3. 5. 7. 8. 32. North Carolina South Carolina Georgia Tennessee Virginia Continued Southeast Migration

Business Banking Business Banking Centers SBA Lending Community Association Banking Small Business Banking Consumer Banking Commercial Commercial Real Estate Commercial & Industrial Middle Market Banking Equipment & Municipal Finance Treasury Management Services Retail Banking Market Teams Consumer Banking Digital Banking Mortgage Banking Investment Services Professional Banking HELOCs Originated for Sale Primary Lines of Business 13

“Branch-Lite” Business Banking Centers “Branch Heavy” Consumer Markets Asheville Roanoke Tri-Cities Branch Manager & Consumer Banker Introducing Micro-Business Loans Atlanta Charlotte Greenville Raleigh Branch Manager & Small Business Banker Small Business Banking & Professional Banking 14 Hybrid Branch Strategy

Commercial RE (NOO) 27% Commercial RE (OO) 15% Construction and Development 11% Other Commercial 16% Equipment Finance 6% 1-4 Family 17% HELOCs and Other Consumer 8% Diversified Loan Portfolio 15 Total Loans $3,628,326 (Dollars in thousands, as of September 30, 2026) With Low Concentration Risk

$- $25,000 $50,000 $75,000 $100,000 $125,000 $150,000 $175,000 $200,000 Hospitality Healthcare Multifamily Other Office Industrial Shopping Centers Other Retail Non-Owner Occupied CRE NOO CRE – Office Top 5 loans: $15,840,000 $6,178,000 $6,143,000 $4,738,000 $4,660,000 Total - $37,559,000 (36% of the portfolio) 16 (Dollars in thousands, as of September 30, 2026)

C&I 36% Hotel 28% Retail 19% Other 13% Office 4% SBA Portfolio Total Balance $145,393 Guaranteed Balance $47,646 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% $- $1,500 $3,000 $4,500 $6,000 $7,500 $9,000 9/30/25 12/31/25 3/31/26 6/30/26 9/30/26 Classified SBA Loans Unguaranteed Balance % of SBA Portfolio 17 SBA Loan Portfolio (Dollars in thousands, as of September 30, 2026)

0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% $- $2,000 $4,000 $6,000 $8,000 $10,000 9/30/25 12/31/25 3/31/26 6/30/26 9/30/26 Classified EF Loans 1 Loan Balance % of EF Portfolio 18 Equipment Finance Portfolio (Dollars in thousands, as of September 30, 2026) Construction 26% Other 20% Manufacturing 19% Healthcare 15% Other Transport 11% Over the Road Transport 9% Total Balance $237,065 1. The average loan balance of classified EF loans was $60 as of September 30, 2026. Due to pressure in the transportation sector, in particular over-the-road trucking, we elected to cease further originations within the sector as of 12/31/23, when the total balance stood at $121.4 million. As a result of our efforts to closely manage the portfolio, the balance has paid down to $21.0 million as of 9/30/26.

Noninterest- bearing 22% NOW 15% Money Market/Savings 43% Time Deposits 20% 2.06% 2.00% 1.85% 1.73% 1.77% 1.25% 1.50% 1.75% 2.00% 2.25% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Cost of Deposits Deposit Franchise 19 (Dollars in thousands, as of September 30, 2026) Total Deposits $3,583,609

$1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 2022 2023 2024 2025 2026 Adjusted Earnings Performance Adj. Net Income (Annualized) Adj. Net Income Adj. Diluted EPS (Annualized) Top Quartile Profitability Metrics (Dollars in thousands, by year) 0.25% 0.45% 0.65% 0.85% 1.05% 1.25% 1.45% 1.65% 2022 2023 2024 2025 Q3 2026* Adjusted Return on Assets 55% 57% 59% 61% 63% 65% 2022 2023 2024 2025 Q3 2026* Adjusted Efficiency Ratio 2% 4% 6% 8% 10% 12% 14% 2022 2023 2024 2025 Q3 2026* Adjusted Return on Average Tangible Common Equity * Period reflects calendar year to date data See Appendix B – Non-GAAP Reconciliation 20

0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 2022 2023 2024 2025 2026 Net Charge-Offs (“NCO”) and NCO to Average Loans NCOs (Annualized) NCOs NCO/Avg. Loans Solid Asset Quality and Credit Discipline to Support Loan Growth (Dollars in thousands) 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% 12/31/22 12/31/23 12/31/24 12/31/25 9/30/26 Nonperforming Loans to Total Loans Nonperforming Loans Govt Guaranteed 21 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 12/31/22 12/31/23 12/31/24 12/31/25 9/30/26 Allowance for Credit Losses (“ACL”) and ACL to Total Loans ACL ACL/Total Loans 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 12/31/22 12/31/23 12/31/24 12/31/25 9/30/26 Nonperforming Assets to Total Assets Nonperforming Assets Govt Guaranteed

Strong Capital Position to Support Continued Growth (Dollars in thousands) 7% 8% 9% 10% 11% 12% 13% 14% 15% 12/31/22 12/31/23 12/31/24 12/31/25 9/30/26 Tier I Capital (to Risk-Weighted Assets) 9% 10% 11% 12% 13% 14% 15% 16% 12/31/22 12/31/23 12/31/24 12/31/25 9/30/26 Total Risk-Based Capital (to Risk-Weighted Assets) 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% 12/31/22 12/31/23 12/31/24 12/31/25 9/30/26 Common Equity Tier I Capital (to Risk-Weighted Assets) 4% 6% 8% 10% 12% 14% 12/31/22 12/31/23 12/31/24 12/31/25 9/30/26 Tier I Capital (to Total Adjusted Assets) 22Dotted line indicates regulatory minimum to be well-capitalized.

Capital Strategy 10% 12% 14% 16% 18% 20% $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 2022 2023 2024 2025 2026 Cash Dividends Dividend/Share Annualized* Dividend/Share Dividend Payout Ratio* 60% 80% 100% 120% 140% 160% $- $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 12/31/22 12/31/23 12/31/24 12/31/25 9/30/26 Market Price and Price to Tangible Book Market Price per Share Price to Tangible Book 23 Stock Buyback Avg. Price per ShareTotal Shares RepurchasedPeriod $48.03923,897Q3 2026 $46.31153,606Q2 2026 $42.85533,240Q1 2026 $44.5591,257Q4 2025 $45.631,851,944Total On 8/04/26, the Company's Board of Directors authorized the repurchase of 832,000 shares, or approximately 5% of the Company’s outstanding shares. On 10/05/26, the Company announced the completion of the program at an average price of $47.70 per share, and authorized the repurchase of 790,000 shares, or approximately 5% of the Company’s outstanding shares. *Reflects the payment of cash dividends of $0.15 for the remainder of 2026 consistent with the announced cash dividend payable on November 25, 2026.

1.48 2.86 Peer 17 Peer 14 Peer 12 Peer 15 Peer 16 Peer 10 Peer 4 Peer 2 Peer 6 Peer 13 Peer 8 Peer 11 Peer 7 Peer 3 Peer 5 Peer 1 1.21 2.93 Peer 17 Peer 12 Peer 16 Peer 10 Peer 14 Peer 4 Peer 15 Peer 13 Peer 2 Peer 6 Peer 8 Peer 11 Peer 3 Peer 7 Peer 5 Peer 1 1.46% 2.21% Peer 17 Peer 16 Peer 12 Peer 13 Peer 6 Peer 14 Peer 15 Peer 7 Peer 10 Peer 11 Peer 8 Peer 4 Peer 3 Peer 5 Peer 1 Peer 2 1.51% 4.75% Peer 17 Peer 14 Peer 13 Peer 6 Peer 11 Peer 10 Peer 12 Peer 15 Peer 8 Peer 5 Peer 7 Peer 4 Peer 3 Peer 1 Peer 2 Peer 16 (Three Months ended June 30) Valuation – Peer Comparison *Peer group includes banks of comparable size and complexity as disclosed in the most recent proxy statement. Source: Each institution’s respective public filings 24 2025 2026 20262025 2025 2026 Annualized Return on Assets (“ROA”) Stock Price to Annualized Earnings per Share (“EPS”) Stock Price to Tangible Book Value (“TBV”) per Share HTB HTB HTB HTB HTB HTB 10.17 17.32 Peer 15 Peer 2 Peer 11 Peer 14 Peer 4 Peer 10 Peer 12 Peer 8 Peer 16 Peer 6 Peer 13 Peer 17 Peer 1 Peer 3 Peer 7 Peer 5 11.52 18.28 Peer 12 Peer 11 Peer 15 Peer 14 Peer 4 Peer 2 Peer 6 Peer 3 Peer 10 Peer 7 Peer 17 Peer 8 Peer 13 Peer 1 Peer 5 Peer 16

Quarterly Highlights 6/30/20259/30/202512/31/20253/31/20266/30/20269/30/2026Net Income Per Share $ 1.01$ 0.96$ 0.94$ 1.00$ 0.95$ 1.11Basic $ 1.00$ 0.95$ 0.93$ 0.99$ 0.94$ 1.11Diluted See Appendix B – Non-GAAP Reconciliation 6/30/20259/30/202512/31/20253/31/20266/30/20269/30/2026Performance Ratios 1.58%1.48%1.44%1.55%1.46%1.65 %Return on assets (ROA) 11.97%11.10%10.63%11.35%10.44%12.06 %Return on equity (ROE) 6.22%6.21%6.02%5.99%5.95%6.03 %Yield on earning assets 2.61%2.63%2.53%2.36%2.24%2.28 %Rate paid on interest-bearing liabilities 4.32%4.31%4.20%4.31%4.41%4.46 %Net interest margin 58.59%57.28%58.80%60.62%61.04%59.40 %Efficiency ratio - adjusted 6/30/20259/30/202512/31/20253/31/20266/30/20269/30/2026Asset Quality Ratios 0.67%0.72%0.98%1.07%1.23%1.59 %Nonperforming assets to total assets 0.81%0.89%1.22%1.32%1.40%1.81 %Nonperforming loans to total loans 1.07%1.23%1.46%1.65%1.59%2.08 %Classified assets to total assets 147.98%132.26%94.75%86.88%78.63%60.02 %ACL to nonperforming loans 1.20%1.18%1.16%1.14%1.10%1.09 %ACL to total loans 0.21%0.29%0.33%0.19%0.19%0.11 %Net charge-offs to average loans 25

Quarterly Highlights Consistent Top-Quartile Net Interest Margin 4.03% 4.09% 4.18% 4.32% 4.31% 4.20% 4.31% 4.41% 4.46% 3.98% 3.95% 4.14% 4.16% 4.24% 4.11% 4.19% 4.32% 4.27% 3.50% 3.75% 4.00% 4.25% 4.50% 4.75% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 NIM Reported NIM Core* 3.50% 3.75% 4.00% 4.25% 4.50% 4.75% 5.00% 5.25% Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Federal Funds Rate * Core net interest margin excludes accretion income and other loan fees. 26

Appendix A

Announced Merger with Blue Ridge Bankshares, Inc. on August 16, 2026 A Rare Opportunity to Add Scale in Virginia 58 Banks and thrifts Headquartered in Virginia 46 Excluding those with D.C.-area exposure 6 With $2–$10B in total assets Blue Ridge was one of these six — after this transaction, five independent institutions of this scale remain One of the last of its kind Blue Ridge ranked 4th of the six on total Virginia deposits — among the last remaining independent banks of comparable scale in the Commonwealth A structurally harder opportunity to repeat Each completed transaction further narrows the field of scaled, independent Virginia targets available to any acquirer, HTB included Greater capacity to invest and compete Pro forma scale of ~$7B in assets gives HTB the lending capacity and infrastructure that sub-scale independents in these markets cannot match Entry into three of Virginia's strongest markets Richmond, Charlottesville and Hampton Roads rank among the state's highest-growth, highest-income metro economies Source: S&P Global Market Intelligence. Universe reflects banks and thrifts headquartered in Virginia; D.C.-area exposure is defined as a material presence in the Washington–Arlington–Alexandria, DC- VA-MD-WV MSA. 27

Overview of Blue Ridge Bankshares, Inc. (BRBS)

Company Profile

BLUE RIDGE BANKSHARES, INC.

- Founded in 1893
- Headquartered in Richmond, VA
- Top 5 community bank franchise in Virginia[1]

$2.3B Total Assets

$1.9B Total Loans

$1.9B Total Deposits

11.8% TCE / TA

28 Financial Centers

Top 3 Richmond Deposit Market Share[1]

Demonstrated Results After Receiving Consent Order

- **Completed Regulatory Remediation:** After receiving a consent order from the OCC in January 2024, BRBS remediated all identified issues, and the order was released in November 2025.
- **Strengthened Balance Sheet:** BRBS successfully de-risked the Company by reducing problem assets, eliminating all fintech and BaaS-related partnerships, and exited non-core business lines, including out-of-market and specialized finance-related lending.
- **Improved Profitability:** Returned to profitability in Q2 2025, driven by a focused back-office expense reduction initiative as regulatory remediation efforts were completed.
- **Returned Capital to Shareholders:** BRBS raised $160 million of capital in May 2024 as part of its response to the consent order. Since being released from that order, BRBS has returned $77 million of capital to shareholders through special dividends.

Deposit Market Share in Virginia[2]

		June 30, 2025		
VA Market Rank	**Institution**	**Total Branches (#)**	**Total Dep. In VA Mkt ($M)**	**Total Dep. ($M)**
1	Carter Bankshares, Inc.	66	$3,519	$4,230
2	First Bancorp.	32	$3,004	$3,573
3	C&F Financial Corporation	32	$2,261	$2,261
4	Blue Ridge Bankshares, Inc.	27	$2,018	$2,045
5	First Community Bankshares, Inc.	65	$981	$3,025

1) Per S&P Global Market Intelligence; excludes larger money center and regional banks with substantial deposit franchises outside of Virginia.
2) Banks and thrifts headquartered in Virginia, between $2 and $10 billion in total assets, excluding those with a material presence in the Washington-Alexandria, DC-VA-MD-WV MSA.

Note: Deposit market share data as of June 30, 2025
Source: S&P Global Market Intelligence, Company filings

28

Transaction Rationale

Building the Premier Community Bank Through a Compelling Strategic Combination

Combined Highlights

$7B+	$5.7B	$5.7B	~30%	1.70%	$1.2B
Assets	Loans	Deposits	Fully Phased 2027E EPS Accretion[1]	Fully Phased 2027E ROAA[1]	Pro Forma Market Cap

Strategically Compelling

- **Relevance:** Creates a $7 billion, high-performing regional commercial bank with a market cap greater than $1 billion
- **Scarcity:** The largest of three $5 - $10 billion major-exchange traded banks in the Southeast
- **Expansion:** Provides market expansion with scale in attractive Virginia markets, positioning HTB for future growth

Financially Attractive

- Significant EPS accretion with manageable tangible book value dilution (~8%) and earnback (3.25 years) [2,3]
- Enhances top quartile pro forma profitability compared to peers
- Leverages our infrastructure with our pro forma efficiency ratio moving to ~50%
- Pro forma ROATCE of 15.6%[1]
- Ability to remix security and loan portfolios to achieve higher yields

Well-Positioned for Future Success

- HTB brings a long history of driving shareholder value through selective M&A and effective integrations
- BRBS's work through legacy challenges provides a clean starting point for expansion
- 13% CET1 ratio supports organic growth and provides flexibility for continued capital management, including share repurchases
- Award-winning culture and employer of choice

1) Run-rate EPS and operating metrics accretion represents 2027E EPS accretion with fully-phased in cost savings.
2) TBVPS dilution assumes ~25% of BRBS's warrants are converted into common stock at the exchange ratio and the remaining ~75% of the outstanding BRBS warrants are rolled into new HTB warrants on equivalent terms. During a period following the announcement of the merger, the remaining ~75% of warrant holders will have the right to enter into an exchange agreement to convert their warrants into common stock at closing.
3) TBV earnback period includes full impact of warrant dilution.

29

Charlottesville Richmond Charlotte Asheville Johnson City Charleston Atlanta Raleigh Norfolk Greenville Roanoke Focused Expansion in our Southeast Footprint HomeTrust Locations Blue Ridge Locations | 27 Branches; 1 LPO | 33 Branches; 1 LPO Pro Forma Deposits by State1 June 30, 2026 $2,183North Carolina $1,998Virginia $542Tennessee $287Georgia $142South Carolina $5,152Total 2. North Carolina 3. Virginia 7. Georgia 9. Tennessee 23. South Carolina2026 Note: Excludes brokered deposits Source: Company records 30

Pro Forma Financial Impact

Earnings & TBV Impact

'27E EPS Accretion	Run-rate EPS Accretion[1]	TBVPS Dilution[2]	TBV Earnback[3]	EPS Acceleration[4]
23.2%	29.8%	(8.3%)	3.25 yrs	>4 yrs

Enhanced Profitability

'27E ROAA[1]	'27E ROATCE[1]	'27E Efficiency Ratio[1]
1.70%	15.6%	49.3%

Strong Capital

TCE / TA	Leverage	CET1	TRBC
11.3%	11.3%	13.0%	13.7%

1) Run-rate EPS and operating metrics accretion represents 2027E EPS accretion with fully-phased in cost savings.
2) TBVPS dilution assumes ~25% of BRBS's warrants are converted into common stock at the exchange ratio and the remaining ~75% of the outstanding BRBS warrants are rolled into new HTB warrants on equivalent terms. During a period following the announcement of the merger, the remaining ~75% of warrant holders will have the right to enter into an exchange agreement to convert their warrants into common stock at closing.
3) TBV earnback period includes full impact of warrant dilution.
4) The number of years of EPS pull-forward through EPS accretion as compared to a standalone growth rate.

31

1) Southeast and Mid-Atlantic major-exchange traded banks with total assets between $5 billion and $10 billion; excludes targets of announced mergers, banks without analyst estimates and banks with non-traditional banking models. 2) Market data as of August 14, 2026 Note: HomeTrust 2027E financials are based on consensus estimates and include the fully phased-in cost savings for illustrative purposes. Source: S&P Global Market Intelligence, FactSet Creating a Top Tier Performing Franchise 32

Appendix B

Non-GAAP Reconciliation

In addition to results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this document contains certain non-GAAP financial measures, which include: the efficiency ratio; tangible book value; tangible book value per share; net income, EPS, ROA, and return on average tangible common equity (ROATCE) as adjusted to exclude transactions which management does not consider to be reflective of "core" financial results. Management has presented the non-GAAP financial measures in this document as it believes including these items provides useful and comparative information to assess trends in our core operations while facilitating the comparison of the quality and composition of our earnings over time and in comparison to our competitors. However, these non-GAAP financial measures are supplemental, are not audited and are not a substitute for operating results or any analysis determined in accordance with GAAP. Where applicable, we have also presented comparable earnings information using GAAP financial measures. Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies.

Set forth is a reconciliation to GAAP of our efficiency ratio:

(Dollars in thousands)	9 Months Ended 9/30/2026	12 Months Ended 12/31/2025	12/31/2024	12/31/2023	12/31/2022
Noninterest expense	$ 101,091	$ 125,176	$ 125,497	$ 123,655	$ 105,423
Less: contract renewal consulting fee	-	-	(2,965)	-	-
Less: merger-related expense	(904)	-	-	(4,741)	(724)
Less: officer transition agreement expense	-	-	-	-	(1,795)
Less: loss on redemption of junior subordinated debt securities	(1,079)	-	-	-	-
Noninterest expense - adjusted	$ 99,108	$ 125,176	$ 122,532	$ 118,914	$ 102,904
Net interest income	$ 136,062	$ 176,738	$ 169,504	$ 169,999	$ 127,964
Plus: tax-equivalent adjustment	1,332	1,737	1,460	1,244	1,189
Plus: noninterest income	28,347	36,331	33,449	32,073	34,515
Less: net death benefit proceeds from BOLI policies	-	(92)	(1,143)	(2,646)	-
Less: gain on sale of debt securities available for sale	-	-	-	-	(1,895)
Less: gain on sale of equity securities	-	-	-	-	(721)
Less: gain on sale of branches	-	(1,448)	-	-	-
Less: (gain) loss on sale of premises and equipment	(1,499)	(93)	9	(734)	(1,115)
Net interest income plus noninterest income - adjusted	$ 164,242	$ 213,173	$ 203,279	$ 199,936	$ 159,937
Efficiency ratio	61.49%	58.75%	61.84%	61.19%	64.88%
Efficiency ratio - adjusted	60.34%	58.72%	60.28%	59.48%	64.34%

Set forth is a reconciliation to GAAP of tangible book value, tangible book value per share, and price to tangible book value:

(Dollars in thousands)	As of 9/30/2026	12/31/2025	12/31/2024	12/31/2023	12/31/2022
Total stockholder's equity	$ 570,134	$ 600,690	$ 551,758	$ 499,893	$ 410,155
Less: goodwill, core deposit intangibles, net of taxes	(37,091)	(37,844)	(39,189)	(41,086)	(25,663)
Tangible book value	$ 533,043	$ 562,846	$ 512,569	$ 458,807	$ 384,492
Common shares outstanding	15,816,210	17,286,289	17,527,709	17,387,069	15,673,595
Book value per share	$ 36.05	$ 34.75	$ 31.48	$ 28.75	$ 26.17
Tangible book value per share	$ 33.70	$ 32.56	$ 29.24	$ 26.39	$ 24.53
HomeTrust Bancshares, Inc. share price	$ 45.77	$ 42.94	$ 33.68	$ 26.92	$ 24.17
Price to tangible book value	135.8%	131.9%	115.2%	102.0%	98.5%

33

Non-GAAP Reconciliation

(Continued)

Set forth is a reconciliation to GAAP of tangible book value, tangible book value per share, and price to tangible book value:

(Dollars in thousands)	As of 9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Total stockholder's equity	$ 570,134	$ 600,600	$ 592,407	$ 600,690	$ 595,833
Less: goodw ill, core deposit intangibles, net of taxes	(37,091)	(37,323)	(37,556)	(37,844)	(38,160)
Tangible book value	$ 533,043	$ 563,277	$ 554,851	$ 562,846	$ 557,673
Shares repurchased, including excise tax	45,147	7,184	23,077	10,279	-
Tangible book value - adjusted	$ 578,190	$ 570,461	$ 577,928	$ 573,125	$ 557,673
Common shares outstanding	15,816,210	16,727,821	16,803,185	17,286,289	17,520,425
Shares repurchased	923,897	153,606	533,240	241,201	-
Common shares outstanding - adjusted	16,740,107	16,881,427	17,336,425	17,527,490	17,520,425
Book value per share	$ 36.05	$ 35.90	$ 35.26	$ 34.75	$ 34.01
Tangible book value per share	$ 33.70	$ 33.67	$ 33.02	$ 32.56	$ 31.83
Non-GAAP adjustment - effect of shares repurchased	0.82	0.12	0.32	0.14	-
Tangible book value per share - adjusted	$ 34.52	$ 33.79	$ 33.34	$ 32.70	$ 31.83
HomeTrust Bancshares, Inc. share price	$ 45.77	$ 49.89	$ 42.65	$ 42.94	$ 40.94
Price to tangible book value	135.8%	148.2%	129.2%	131.9%	128.6%

(Dollars in thousands)	As of 6/30/2025	3/31/2025	12/31/2024	9/30/2024
Total stockholder's equity	$ 579,274	$ 565,449	$ 551,758	$ 540,004
Less: goodw ill, core deposit intangibles, net of taxes	(38,477)	(38,793)	(39,189)	(39,626)
Tangible book value	$ 540,797	$ 526,656	$ 512,569	$ 500,378
Shares repurchased, including excise tax	2,989	503	-	-
Tangible book value - adjusted	$ 543,786	$ 527,159	$ 512,569	$ 500,378
Common shares outstanding	17,492,143	17,552,626	17,527,709	17,514,922
Shares repurchased	78,412	14,800	-	-
Common shares outstanding - adjusted	17,570,555	17,567,426	17,527,709	17,514,922
Book value per share	$ 33.12	$ 32.21	$ 31.48	$ 30.83
Tangible book value per share	$ 30.92	$ 30.00	$ 29.24	$ 28.57
Non-GAAP adjustment - effect of shares repurchased	0.03	0.01	-	-
Tangible book value per share - adjusted	$ 30.95	$ 30.01	$ 29.24	$ 28.57
HomeTrust Bancshares, Inc. share price	$ 37.41	$ 34.28	$ 33.68	$ 34.08
Price to tangible book value	121.0%	114.3%	115.2%	119.3%

34

Non-GAAP Reconciliation

(Continued)

Set forth is a reconciliation to GAAP of adjusted net income, EPS, ROA and ROATCE:

In relation to the two-class method, net income used in the calculations of basic and diluted EPS have adjustments, which are included in Company documents previously filed with the SEC.

(Dollars in thousands)	9 Months Ended 9/30/2026	12 Months Ended 12/31/2025	12/31/2024	12/31/2023	12/31/2022
Contract renewal consulting fee	$ -	$ -	$ 2,965	$ -	$ -
Merger-related expense	904	-	-	4,741	724
Provision for credit losses established for merger	-	-	-	5,270	-
Net death benefit proceeds from BOLI policies	-	(92)	(1,143)	(2,646)	-
Tax impact of BOLI restructuring	-	-	-	288	-
Gain on sale of equity securities	-	-	-	-	(721)
Gain on sale of branches	-	(1,448)	-	-	-
(Gain) loss on sale of premises and equipment	(1,499)	(93)	9	(734)	(1,115)
Loss on redemption of junior subordinated debt securities	1,079	-	-	-	-
Officer transition agreement expense	-	-	-	-	1,795
Gain on sale of debt securities available for sale	-	-	-	-	(1,895)
Total adjustments	484	(1,633)	1,831	6,919	(1,212)
Less: tax effect	(111)	384	(430)	(1,558)	285
Total adjustments, net of tax	373	(1,249)	1,401	5,361	(927)
Net income (GAAP)	50,367	64,364	54,805	50,044	36,905
Adjusted net income (non-GAAP)	$ 50,740	$ 63,115	$ 56,206	$ 55,405	$ 35,978
Average shares outstanding - basic	16,262,982	16,987,894	16,914,741	16,604,881	15,149,241
Average shares outstanding - diluted	16,378,622	17,106,783	16,977,330	16,622,371	15,319,601
Basic EPS (GAAP)	$ 3.06	$ 3.75	$ 3.21	$ 2.99	$ 2.42
Non-GAAP adjustment	0.02	(0.07)	0.08	0.32	(0.06)
Adjusted basic EPS (non-GAAP)	$ 3.08	$ 3.68	$ 3.29	$ 3.31	$ 2.36
Diluted EPS (GAAP)	$ 3.04	$ 3.72	$ 3.20	$ 2.99	$ 2.39
Non-GAAP adjustment	0.02	(0.07)	0.08	0.32	(0.06)
Adjusted diluted EPS (non-GAAP)	$ 3.06	$ 3.65	$ 3.28	$ 3.31	$ 2.33
Average assets	$ 4,331,734	$ 4,415,331	$ 4,439,661	$ 4,285,115	$ 3,551,791
Average equity	$ 596,977	$ 582,181	$ 528,288	$ 471,107	$ 398,055
ROA (GAAP)	1.55%	1.46%	1.23%	1.17%	1.04%
Non-GAAP adjustment	0.01%	-0.03%	0.03%	0.13%	-0.03%
Adjusted ROA (non-GAAP)	1.56%	1.43%	1.26%	1.30%	1.01%
ROE (GAAP)	11.28%	11.06%	10.37%	10.62%	9.27%
Non-GAAP adjustment	0.08%	-0.21%	0.27%	1.14%	-0.23%
Adjusted ROE (non-GAAP)	11.36%	10.85%	10.64%	11.76%	9.04%
Average equity	$ 596,977	$ 582,181	$ 528,288	$ 471,107	$ 398,055
Less: goodwill, core deposit intangible, net of taxes	(37,091)	(37,844)	(39,189)	(41,086)	(25,663)
Average tangible book value	$ 559,886	$ 544,337	$ 489,099	$ 430,021	$ 372,392
Adjusted ROATCE	12.08%	11.59%	11.49%	12.88%	9.66%

35

Non-GAAP Reconciliation

(Continued)

Set forth is a reconciliation to GAAP of our quarterly efficiency ratio:

(Dollars in thousands)	3 Months ended 9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Noninterest expense	$ 34,137	$ 33,979	$ 32,975	$ 31,694	$ 31,266	$ 31,255
Less: merger-related expense	(904)	-	-	-	-	-
Less: loss on redemption of junior subordinated debt securities	-	(1,079)	-	-	-	-
Noninterest expense - adjusted	$ 33,233	$ 32,900	$ 32,975	$ 31,694	$ 31,266	$ 31,255
Net interest income	$ 46,463	$ 45,294	$ 44,305	$ 44,213	$ 45,389	$ 44,229
Plus: tax-equivalent adjustment	439	458	435	448	440	431
Plus: noninterest income	9,069	9,247	10,031	9,396	8,751	10,157
Less: gain on death benefit proceeds from BOLI policies	-	-	-	(92)	-	-
Less: gain on sale of branches	-	-	-	-	-	(1,448)
Less: (gain) loss on sale of premises and equipment	(21)	(1,101)	(377)	(65)	-	(28)
Net interest income plus noninterest income - adjusted	$ 55,950	$ 53,898	$ 54,394	$ 53,900	$ 54,580	$ 53,341
Efficiency ratio	61.47%	62.30%	60.69%	59.12%	57.75%	57.47%
Efficiency ratio - adjusted	59.40%	61.04%	60.62%	58.80%	57.28%	58.59%

Set forth is a reconciliation to GAAP of our quarterly return on assets:

(Dollars in thousands)	3 Months ended 9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Merger-related expense	$ (904)	$ -	$ -	$ -	$ -	$ -
Gain on death benefit proceeds from BOLI policies	-	-	-	(92)	-	-
Gain on sale of branches	-	-	-	-	-	(1,448)
(Gain) on sale of premises and equipment	(21)	(1,101)	(377)	(65)	-	(28)
Loss on redemption of junior subordinated debt securities	-	1,079	-	-	-	-
Total adjustments	$ (925)	$ (22)	$ (377)	$ (157)	$ -	$ (1,476)
Less: tax effect	213	5	87	37	-	347
Total adjustments, net of tax	(712)	(17)	(290)	(120)	-	(1,129)
Net income (GAAP)	17,965	15,630	16,772	16,124	16,491	17,210
Adjusted net income (non-GAAP)	$ 17,253	$ 15,613	$ 16,482	$ 16,004	$ 16,491	$ 16,081
Average assets	$ 4,313,720	$ 4,297,757	$ 4,384,501	$ 4,435,963	$ 4,431,153	$ 4,366,891
Average equity	$ 590,991	$ 600,715	$ 599,317	$ 601,668	$ 589,632	$ 576,574
ROA (GAAP)	1.65%	1.46%	1.55%	1.44%	1.48%	1.58%
Non-GAAP adjustment	-0.07%	0.00%	-0.03%	-0.01%	0.00%	-0.10%
Adjusted ROA (non-GAAP)	1.58%	1.46%	1.52%	1.43%	1.48%	1.48%
ROE (GAAP)	12.06%	10.44%	11.35%	10.63%	11.10%	11.97%
Non-GAAP adjustment	-0.48%	-0.01%	-0.19%	-0.08%	0.00%	-0.78%
Adjusted ROE (non-GAAP)	11.58%	10.43%	11.16%	10.55%	11.10%	11.19%

36

33 Culture Fundamentals 37 1. DO THE RIGHT THING, ALWAYS 2. LOOK AHEAD AND ANTICIPATE 3. BE POSITIVE 4. THINK TEAM 5. LISTEN GENEROUSLY 6. SPEAK STRAIGHT 7. EMBRACE DIVERSE PERSPECTIVES 8. FIND A WAY 9. PRACTICE BLAMELESS PROBLEM-SOLVING 10. BE OBJECTIVE 11. PAY ATTENTION TO THE DETAILS 12. INVEST IN RELATIONSHIPS 13. DEBATE, THEN ALIGN 14. GO THE EXTRA MILE 15. TAKE INTELLIGENT RISKS 16. PRACTICE KINDNESS 17. THINK AND ACT LIKE AN OWNER 18. GET CLEAR ON EXPECTATIONS 19. HONOR COMMITMENTS 20. SHOW MEANINGFUL APPRECIATION 21. ASSUME POSITIVE INTENT 22. “BRING IT” EVERY DAY 23. BE RELENTLESS ABOUT IMPROVEMENT 24. BE A FANATIC ABOUT RESPONSE TIME 25. WORK ON YOURSELF 26. COLLABORATE 27. MAKE QUALITY PERSONAL 28. BE READY FOR WHAT’S NEXT 29. DELIVER AN EFFORTLESS EXPERIENCE 30. CREATE A GREAT IMPRESSION 31. OWN YOUR WORK-LIFE BALANCE 32. FOCUSED EXECUTION 33. KEEP THINGS FUN “How we engage our customers, how we treat each other, and how we manage the Bank.”

Hunter Westbrook President and Chief Executive Officer hunter.westbrook@htb.com Tony VunCannon EVP / Chief Financial Officer Corporate Secretary / Treasurer tony.vuncannon@htb.com 10 Woodfin Street Asheville, NC 28801 (828) 259-3939 www.htb.com 38